Exhibit 10.32

FIFTH AMENDMENT
TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of November 20, 2007, by and between Silicon Valley Bank (“Bank”) and Transoma Medical, Inc., a Delaware corporation (“Borrower”) whose address is 4211 Lexington Avenue North, Suite 2244, St. Paul, Minnesota 55126.

RECITALS

A.                                    Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement with an Effective Date of June 21, 2005 (as the same has been and may from time to time be further amended, modified, supplemented or restated in writing, the “Loan Agreement”).

B.                                    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    Borrower has requested that Bank amend the Loan Agreement to (i) revise the Tangible Net Worth covenant and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.                                    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.   Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Amendments to Loan Agreement.

2.1                                 Section 6.7(i) (Tangible Net Worth). Section 6.7(i) of the Loan Agreement reads as follows:

(i)                                     Tangible Net Worth. A Tangible Net Worth plus Subordinated Debt and any class of Borrower’s stock treated as a liability on Borrower’s balance sheet of at least the following amounts for the following periods:

April 1, 2007 through June 30, 2007	$15,000,000
July 1, 2007 and thereafter	$12,000,000

Said Section 6.7(i) is hereby amended to read as follows:

(i)                                     Tangible Net Worth. A Tangible Net Worth plus Subordinated Debt and any class of Borrower’s stock treated as a liability on Borrower’s balance sheet of at least the following amounts for the following periods:

October 31, 2007 through February 29, 2008	$7,675,000
March 1, 2008 and thereafter	$6,175,000

2.2              Section 13.1 (Tangible Net Worth Definition).   For purposes of clarity, the parties hereby acknowledge and agree that “intangible items” as used in the definition of “Tangible Net Worth” contained in Section 13.1 of the Loan Agreement includes deferred costs related to Borrower’s proposed public offering and restricted cash.

2.3                                 Exhibit D (Compliance Certificate).   Exhibit D to the Loan Agreement is hereby replaced by Exhibit A hereto.

3.                                      Fee.   In consideration for Bank entering into this Amendment, Borrower shall concurrently pay Bank a fee in the amount of $5,000, which fee is deemed fully earned on the date hereof, and shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents. Bank is authorized to charge said fee to Borrower’s loan account.

4.                                      Limitation of Amendments.

4.1                               The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

                                                5.                                      Representations and Warranties.   To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

                                                                                                5.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

                                                                                                5.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

                                                                                                5.3                               The Second Amended and Restated Certificate of Incorporation of Borrower filed with the Delaware Secretary of State on February 26, 2007, remains true, accurate and complete and has not been amended, supplemented or restated and is and continues to be in full force and effect;

                                                                                                5.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

                                                                                                5.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower for which Borrower has not obtained from such Person an effective consent or waiver with respect thereto, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

                                                                                                5.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

                                                                                                5.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

                                                6.                                      Counterparts; Fees and Costs.   This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Without limitation on the terms of the Loan

Agreement, Borrower agrees to reimburse Bank for all costs and fees (including attorneys’ fees) incurred in connection with this Amendment and any documents contemplated hereby.

7.                  Effectiveness.   This Amendment shall be deemed effective upon (a) the due execution and delivery of this Amendment by each party hereto, and (b) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by each Guarantor, unless such Acknowledgment is waived in writing by Bank.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Transoma Medical, Inc.

By:	/s/ Jay McNeil	By:	/s/ Charles T. Coggin
Name:	Jay McNeil	Name:	Charles T. Coggin
Title:	SRM	Title:	VP & CFO

EXHIBIT A
TO
FIFTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	TRANSOMA MEDICAL, INC.

                                                The undersigned Responsible Officer of TRANSOMA MEDICAL, INC. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                     with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. In addition, the undersigned certifies that Borrower, and each Subsidiary, has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Responsible Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements + CC	Monthly within 30 days	Yes	No
Annual (Audited)	FYE within 120 days	Yes	No
A/R & A/P Agings & Inventory Reports	Monthly within 20 days	Yes	No
Board of Director Projections	Prior to FYE (June 30)	Yes	No
Borrowing Base Certificate	Monthly within 30 days	Yes	No

Financial Covenant	Required	Actual		Complies

Maintain on a monthly basis:
Minimum Tangible Net Worth	*	$		Yes	No
Minimum Liquidity Coverage	**		:1.00	Yes	No

*A Tangible Net Worth plus Subordinated Debt and any class of Borrower’s stock treated as a liability on Borrower’s balance sheet of at least $7,675,000 from October 31, 2007 through February 29, 2008, and $6,175,000 from March 1, 2008 and thereafter.

** A ratio of unrestricted cash (and equivalents) plus accounts receivables divided by outstanding Obligations of not less than 1.25 to 1.00.

Borrower only has deposit accounts located at the following institutions:                                                       .

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

TRANSOMA MEDICAL, INC.	Date:

Verified:
SIGNATURE		AUTHORIZED SIGNER

TITLE
Date:
DATE
	Compliance Status:	Yes No

Schedule 1

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF GUARANTY

                                                Section 1.                                          Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Fifth Amendment to Loan and Security Agreement dated as of substantially even date herewith (the “Amendment”).

                                                Section 2.                                          Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

                                                Section 3.                                          Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of November 20, 2007

GUARANTOR

DATA SCIENCES UK, INC.

By:	/s/ Brian P. Brockway
Name:	Brian P. Brockway
Title:	President and CEO